Exhibit 10.26

SCIELE PHARMA, INC.

EXECUTIVES’ COMPENATION FOR 2006 SUMMARY SHEET

Name	Position (2)	Year	Base Salary	Targeted Bonus

Patrick Fourteau	President and Chief Executive Officer	2006	$325,000	$325,000
		2007	$375,000	$375,000

Darrell Borne	Executive Vice President, Chief Financial Officer,	2006	$240,000	$144,000
	Secretary and Treasurer	2007	$280,000	$210,000

Ed Schutter	Executive Vice President & Chief Commercial Officer	2006	$249,600	$156,000
		2007	$280,000	$168,000

Larry Dillaha	Chief Medical Officer	2006	$230,000	$115,000
		2007	$240,000	$120,000

Leslie Zacks	Vice President of Legal and Compliance	2006	$205,000	$102,500
		2007	$230,000	$115,000

(1) The target bonus is discretionary and actual amounts paid may be more or less. In 2006, Forteau, Borne, Schutter, Dillaha, and Zacks were paid bonuses of $342,875, $177,360, $117,000, $97,250 and $102,500, respectively.

(2) All executives have been granted Restricted Shares by the Company. The Restricted Shares vest under the Company’s annual vesting policy of 25% annum unless granted under an incentive based award plan. As of December 31, 2006, Fourteau, Borne, Schutter, Dillaha, and Zacks had vested and unvested shares of 375,000, 240,000, 65,000, 54,000 and 55,000, respectively. In 2006, stock options were granted to Fourteau and Borne of 75,000 and 40,000, respectively.